Exhibit 3.1
RESTATED CERTIFICATE OF INCORPORATION
OF
INTEGRATED SILICON SOLUTION, INC.

Integrated Silicon Solution, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:
1.    The name of the corporation is Integrated Silicon Solution, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 10, 1993.
2.    The restatement herein set forth has been duly approved by the Board of Directors of the Corporation and by the stockholders of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware ("Delaware Law").
3.    The restatement herein set forth has been duly adopted pursuant to Section 245 of the Delaware Law. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation as heretofore amended.
4.    The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:
ARTICLE ONE
The name of this corporation is Integrated Silicon Solution, Inc. (the "Corporation").
ARTICLE TWO
The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE THREE
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE FOUR
This Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is 35,000,000 shares, and shall have a par value of $0.0001 per share, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 5,000,000 shares, and shall have a par value of $0.0001 per share.
The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.
Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
ARTICLE FIVE
The Corporation is to have perpetual existence.
ARTICLE SIX
Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.
ARTICLE SEVEN
The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.
ARTICLE EIGHT
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE NINE
(a)    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
(b)    The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.
(c)    Neither any amendment nor repeal of this Article Nine, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article Nine, shall eliminate or reduce the effect of this Article Nine, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Nine, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE TEN
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE ELEVEN
Vacancies created by the resignation of one or more members of the Board of Directors and newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.
ARTICLE TWELVE
Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.
ARTICLE THIRTEEN
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the Vice President, Finance and Administration and the Chief Financial Officer, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 9th day of February, 1995.
INTEGRATED SILICON SOLUTION, INC.

By:      /s/ Gary L. Fischer
Gary L. Fischer, Vice President,
    Finance and Administration and
    Chief Financial Officer
Attest:
/s/ Richard C. DeGolia
Richard C. DeGolia, Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
INTEGRATED SILICON SOLUTION, INC.

Integrated Silicon Solution, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:
FIRST: That resolutions were duly adopted by the Board of Directors of the Company (in accordance with Section 141 of the General Corporation Law of the State of Delaware) setting forth the proposed amendment of the Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable, and calling for approval by the stockholders of the Company of the amendment. The resolution setting forth the proposed amendment is as follows:
RESOLVED: That the first paragraph of Article Four of the Restated Certificate of Incorporation of this Corporation be amended so that, as amended, said paragraph shall read in full as follows:
"This Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is 70,000,000 shares, and shall have a par value of $0.0001 per share, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 5,000,000 shares, and shall have a par value of $0.0001 per share."
SECOND: That thereafter the holders of the necessary number of shares required by statute and the Restated Certificate of Incorporation of the Company voted for the adoption of said amendment at the annual meeting of stockholders.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, Integrated Silicon Solution, Inc. has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Gary L. Fischer, its Executive Vice President and Chief Financial Officer, and attested to by Richard C. DeGolia, its Secretary, this 31st day of March, 1996.
INTEGRATED SILICON SOLUTION, INC.
A Delaware corporation
/s/ Gary L. Fischer
By:    Gary L. Fischer
Executive Vice President and Chief
Financial Officer
ATTEST:
By: /s/ Richard C. DeGolia
Richard C. DeGolia
Secretary

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND PRIVILEGES
OF SERIES 1 REDEEMABLE PREFERRED STOCK OF
INTEGRATED SILICON SOLUTION, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

The undersigned, Scott D. Howarth, does hereby certify that:
1.    He is the duly elected and acting Chief Executive Officer of Integrated Silicon Solution, Inc., a Delaware corporation (the “Corporation”).
2.    Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Restated Certificate of Incorporation, as amended (the “Charter”), of the Corporation, on July 16, 2014, the Board adopted the following resolutions creating a series of preferred stock, par value $0.0001 per share (“Preferred Stock”), of the Corporation designated as Series 1 Redeemable Preferred Stock.
WHEREAS: The Board is authorized to provide for the issuance of the shares of preferred stock in series, to establish the number of shares to be included in each such series of preferred stock and to fix the designation, rights, preferences, privileges and restrictions granted to or imposed upon any such series.
RESOLVED: That pursuant to the authority vested in the Board by the Charter, the Board does hereby provide for the issuance of a series of preferred stock of the Corporation and does hereby fix and herein state and express the designations, powers, preferences and relative and other special rights, and the qualifications, limitations and restrictions, of such series of preferred stock as follows:
1.Designation and Amount. The shares of such series of preferred stock shall be designated as “Series 1 Redeemable Preferred Stock.” The Series 1 Redeemable Preferred Stock shall have a par value of $0.0001 per share, and the number of shares constituting such series shall be 324. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of Series 1 Redeemable Preferred Stock to a number less than the number of shares then outstanding.
2.    Dividends. The holders of Series 1 Redeemable Preferred shall not be entitled to receive dividends or interest payments with respect to such shares.

3.    Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series 1 Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's common stock or any other series of preferred stock issued subsequent to the Original Issue Date (as defined below) with liquidation preferences junior to the Series 1 Redeemable Preferred Stock, an amount equal to $559.35 per whole share of Series 1 Redeemable Preferred Stock (appropriately adjusted for any stock split, stock dividend, recapitalization or similar event) (the “Original Issue Price”). If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Series 1 Redeemable Preferred Stock and all other series of preferred stock issued subsequent to the Original Issue Date with liquidation preferences on parity with the Series 1 Redeemable Preferred Stock (the “Parity Stock”) shall be insufficient to pay such holders of the Series 1 Redeemable Preferred Stock an amount equal to the Original Issue Price for each such share of Series 1 Redeemable Preferred Stock, then the holders of the Series 1 Redeemable Preferred Stock shall share ratably with Parity Stock in any distribution of assets according to the amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Upon liquidation, dissolution or winding up and the payment of an amount equal to the Original Issue Price for each share of Series 1 Redeemable Preferred Stock, the holders of the Series 1 Redeemable Preferred Stock as such shall not be entitled to share in the remaining assets of the Corporation and the Series 1 Redeemable Preferred Stock shall be considered canceled and void.
4.    Redemption.
(a)    At any time on or after the date that is ninety (90) days immediately following the date the first share of Series 1 Redeemable Preferred Stock is issued by the Corporation (the “Original Issue Date”), either the Corporation or any holder of Series 1 Redeemable Preferred Stock may request that such shares be redeemed by the Corporation. In the event that the Corporation delivers written notice to the holders of Series 1 Redeemable Preferred Stock requesting redemption or upon receipt by the Company of a written request by a holder of shares of Series 1 Redeemable Preferred Stock requesting redemption (either, a “Redemption Election”), then the Corporation shall, within ten (10) days of the date of such Redemption Election, fix a redemption date (which shall be no more than thirty (30) days following the date of the Redemption Election) (the “Redemption Date”) and, to the extent it may lawfully do so, redeem such shares of Series 1 Redeemable Preferred Stock by paying in cash therefore (or setting aside for the benefit of such stockholder) an amount per share equal to the Original Issue Price (the “Redemption Price”).
(b)    At least ten (10) days prior to the Redemption Date, a written notice (the “Redemption Notice”) setting forth the Redemption Date (and the other information described below), shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series 1 Redeemable Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed by the Corporation, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed. In the case of a redemption requested by a holder of Series 1 Redeemable Preferred Stock, then on or after the Redemption Date, each holder of Series 1 Redeemable Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and the aggregate Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the case of a redemption requested by the Corporation, then on or after the Redemption Date, each holder of Series 1 Redeemable Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and the aggregate Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof; provided, however, that to the extent that the shares of Series 1 Preferred Stock have been called for redemption by the Corporation and the Corporation has paid or set aside for the benefit of such stockholder an amount per share equal to the Redemption Price then, such shares of Series 1 Redeemable Preferred shall be deemed canceled automatically and no longer outstanding as of the Redemption Date (subject to the right to receive the Redemption Price without interest), without any further action by the holder of such shares, whether or not (i) the certificates representing such shares are surrendered to the Corporation or its transfer agent, or (ii) the Redemption Notice shall have been received by such holder. In the event less than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after each Redemption Date (and once the Corporation has paid or set aside for the benefit of each stockholder whose shares are being redeemed an amount per share equal to the Redemption Price), all rights of the holders of the shares of the Series 1 Redeemable Preferred Stock to be redeemed on a Redemption Date (except the right to receive their respective Redemption Price without interest) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.
5.    Voting. Except as required by the General Corporation Law of Delaware or as set forth in Section 8 hereof, (i) the holders of Series 1 Redeemable Preferred Stock shall have no voting rights, and (ii) the Series 1 Redeemable Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any matter.
6.    Conversion; Preemptive Rights; Anti-Dilution Rights. The shares of Series 1 Redeemable Preferred Stock shall not be convertible into Common Stock or any other securities of the Corporation. The Series 1 Redeemable Preferred Stock shall not entitle the holders thereof to any preemptive rights or anti-dilution rights with respect to such shares or any other securities of the Corporation.
7.    Reacquired Shares. Any shares of Series 1 Redeemable Preferred Stock purchased, redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Charter or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.
8.    Amendment. At any time when any shares of Series 1 Redeemable Preferred Stock are outstanding, neither the Charter nor this Certificate of Designation shall be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series 1 Redeemable Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series 1 Redeemable Preferred Stock, voting separately as a class.
9.    Fractional Shares. The Series 1 Redeemable Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional share, to exercise its rights thereunder to have the benefit of all other rights of holders of Series 1 Redeemable Preferred Stock.
I further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Designation are true and correct to my own knowledge.
Executed at Milpitas, California on July 28, 2014.
By:    /s/ Scott D. Howarth
Name:    Scott D. Howarth
Title:    Chief Executive Officer